Exhibit 18

AMENDMENT

TO

 REGISTRATION RIGHTS AGREEMENT

This AMENDMENT TO REGISTRATION RIGHTS AGREEMENT, (this “Amendment”), is made and entered into as of June ___, 2015, by and among Electronic Cigarettes International Group, Ltd., a Nevada corporation, (the “Company”) and the holders of registration rights under the Registration Rights Agreement (defined below) signatory hereto (each, a “Holder” and collectively, the “Holders”).

R E C I T A L S:

WHEREAS, on April 27, 2015, the Company entered into a Credit Agreement (the “Lead Lender Credit Agreement”), by and between the Company and Calm Waters Partnership, a Wisconsin general partnership (the “Lead Lender”), pursuant to which the Lead Lender provided the Company with a term loan upon the terms and conditions set forth in the Lead Lender Credit Agreement;

WHEREAS, on April 27, 2015, the Company entered into a Credit Agreement (the “Additional Lender Credit Agreement” and together with the Lead Lender Credit Agreement, the “Credit Agreements”), by and among the Company and various additional lenders party thereto (the “Additional Lenders” and together with the Lead Lender, the “Lenders”), pursuant to which the Additional Lenders provided the Company with a term loan upon the terms and conditions set forth in the Additional Lender Credit Agreement;

WHEREAS, as a condition to extending the financing under the Credit Agreements, the Company granted the registration rights pursuant to that certain Registration Rights Agreement, dated as of April 27, 2015, (as amended, restated, supplemented or otherwise modified from time to time, the “Registration Rights Agreement”);

WHEREAS, Section 6(e) of Registration Rights Agreement provides that the provisions of the Registration Rights Agreement may only be amended by a writing signed by the Company and the Holders of 50% or more of the then outstanding Registrable Securities; and

WHEREAS, the parties hereto desire to amend the Registration Rights Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, each intending to be legally bound, hereby agree as follows:

1.

Definitions. Capitalized terms used but not defined in this Amendment shall have the respective meanings ascribed to them in the Registration Rights Agreement.

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2.

Amendments to the Registration Rights Agreement.

A. The first recital in the Registration Rights Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“WHEREAS, the Company has entered into a Credit Agreement, dated April 27,

2015 (as amended, restated, supplemented or otherwise modified from time to time, the "Lead Lender Credit Agreement"), by and between the Company and Calm Waters Partnership, a Wisconsin general partnership (the "Lead Lender"), pursuant to which the Lead Lender will provide the Company with a term loan upon the terms and conditions set forth in the Lead Lender Credit Agreement;”

B. The second recital in the Registration Rights Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“WHEREAS, the Company has also entered into a Credit Agreement, dated April 27, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Additional Lender Credit Agreement” and together with the Lead Lender Credit Agreement, the “Credit Agreements”), by and among the Company and various additional lenders party thereto (the “Additional Lenders” and together with the Lead Lender, the “Lenders”), pursuant to which the Additional Lenders will provide the Company with a term loan upon the terms and conditions set forth in the Additional Lender Credit Agreement;”

4.

Full Force and Effect.  Except as expressly modified by this Amendment, all of the terms, covenants, agreements, conditions and other provisions of the Registration Rights Agreement shall remain in full force and effect in accordance with their respective terms. As used in the Registration Rights Agreement, the terms “this Agreement”, herein, hereinafter, hereunder, hereto and words of similar import shall mean and refer to, from and after the date hereof, unless the context otherwise requires, the Registration Rights Agreement as amended by this Amendment.

5.

Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to its conflict of laws principles.

6.

Counterparts.  This Amendment may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Amendment shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

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IN WITNESS WHEREOF, the parties have has executed and delivered this Amendment as of the date first above written.

ELECTRONIC CIGARETTES
INTERNATIONAL GROUP, LTD.

By:
Name: Philip Anderson
Title: Chief Financial Officer

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IN WITNESS WHEREOF, the parties have has executed and delivered this Amendment as of the date first above written.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Percentage of Registrable Securities Held:

1419406 v220382.00002

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